CONSULTING AGREEMENT

THIS AGREEMENT made the 2nd day of May, 2005.

BETWEEN:

BRISTOL INVESTOR RELATIONS, a division of
BRISTOL CAPITAL LTD.
A corporation incorporated pursuant to the laws
of the Province of Ontario.

(hereinafter referred to as the “Consultant”)

- and -

BrandPartners Group, Inc.
A corporation incorporated pursuant to the laws
of the State of Delaware.

(hereinafter referred to as the “Corporation”)

WHEREAS the Consultant carries on the business of investor relations including assisting public companies in the promotion of corporate activities;
AND WHEREAS the Corporation is a publicly traded company;

AND WHEREAS the Corporation desires to retain the Consultant to provide specific services for the Corporation as herein set forth.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the respective covenants and agreements of the parties (Parties”) contained herein, the sum of One Dollar ($1.00) now paid by each party hereto to each of the other parties hereto, and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto), it is hereby agreed as follows:

1. Term

The term of this Agreement shall be twelve (12) months, commencing ______, 2005 and ending ______, 2006   subject however, to prior termination as provided in Section 5 of this Agreement.

2. Relationship of the Parties

The Parties intend that the relationship between them created under this Agreement is that of an independent contractor only. It is agreed that it is not the intention of the parties to this agreement to create, nor is this agreement to be construed as creating, a partnership or agency relationship for any purpose. The Consultant acknowledges that it is not an Agent of the Corporation, and that it may not commit the Corporation to any action and/or obligation, and that any and all agreements or arrangements that the Consultant may negotiate for or with the Corporation will be subject to acceptance by the Corporation through its board of directors or authorized officers.

3. Compensation

The Corporation shall pay to the Consultant a fee of USD $5,000.00 per month payable at the beginning of each month of service under this agreement.

4. Expense Reimbursement

The Corporation agrees to promptly reimburse the Consultant for reasonable expenses incurred by the Consultant in the course of performing its obligations upon submission to the Corporation of appropriate documentation evidencing such expenses. These expenses may include but are not limited to travel, lodging, meals, vendor fees, printing fees, etc. Consultant must obtain written approval of Corporation prior to expending in excess of $500 in expenses in any given calendar month.

5. EARLY TERMINATION

(1) Notwithstanding section 1 of this Agreement, this Agreement may be terminated:

(a)	By the Corporation, upon ten (10) days prior written notice to the Consultant, in the event that:

(i)	the Consultant requests the Corporation to perform acts or services in violation of any law, rule, regulation, policy or order of any federal or state regulatory agency;

(ii)	the Consultant distributes to the public information containing material misrepresentations or omissions; or

(iii)	the Consultant engages in “insider trading” or violates the provisions of Articles VII.

(b)	By the Consultant, upon ten (10) days prior written notice to the Corporation, in the event that:

(i)	the Corporation requests the Consultant to perform acts or services in violation of’ any law, rule, regulation, policy or order of any federal or state regulatory agency;

(ii)	the Corporation distributes to the public information containing material misrepresentations or omissions; or

(iii)	the Corporation is engaging in conduct in violation of any law, including rules, regulations, orders and policies of any federal or state regulatory agency.

(2)
In addition to any early termination rights in 5(1) above, the Corporation may terminate this Agreement, without cause and for any reason whatsoever any time, after three (3) months, provided that the Corporation notifies the Consultant in writing of such termination at least one (1) week prior to the end of the last day of the given month.

(3)
In addition to any early termination rights in 5(1) above, the Consultant may immediately terminate all of its obligations hereunder by notice in writing to the Corporation in the event of default by the Corporation of any of the compensation provisions contained in section 3 hereof remaining uncured for five (5) days after notice thereof, without prejudice to any other rights the Consultant may have in law or equity to amounts owing hereunder or otherwise.

(4)	In the event of early termination of this Agreement by the Corporation either in accordance with 5(1)(a) or 5(2) above,

(i)	the Corporation will still be required to deliver all compensation owed to the Consultant up to the date of termination, and

6. Disclosure

Both the Consultant and the Corporation agree, during the Term of this Agreement and for a period of two (2) years after the Termination Date, not to disclose the existence of this Agreement or the nature of this Agreement to any person other than its directors, officers, employees, agents and advisors without the prior express written consent of the other party unless compelled by an order made by a court of competent jurisdiction or as otherwise required by applicable securities law. The Parties acknowledge and agree that non-compliance with this provision will entitle the other party to terminate the Agreement in accordance with paragraph 5 above in addition to any other remedies available at law. Notwithstanding the foregoing, the Corporation may disclose the existence of and content of this Agreement if the Corporation reasonably deems such disclosure necessary to comply with applicable law.

7. Consultant’s Covenants, Representations, Warranties and Obligations

The Consultant covenants and agrees that it shall, during the Term of the Agreement:

(a)	introduce the Corporation to stock brokers, fund managers, analysts and other professional money managers;

(b)	assist in arranging and moderating investor conference calls;

(c)	assist in arranging and attending investor meetings and road show presentations;

(d)	provide the Corporation with a contact telephone number and contact email address for publication of Corporation’s press releases and investment materials;

(e)
obtain the written consent from the Corporation prior to the release or dissemination of any information about the Corporation that has previously been publicly released and has subsequently been modified as to form of presentation or content by an individual or entity other than the Corporation; and

(f)	provide general consulting to the Corporation in other areas of investor relations.

The Consultant acknowledges and agrees that all such activities carried on by the Consultant shall comply with all applicable laws and regulations.

8. Non-Exclusive Services by Consultant

The Consultant shall devote such of its time and effort as may be necessary to discharge the Consultant’s duties as outlined hereunder, and shall not be restricted from engaging in other activities during the Term of this Agreement. The Corporation specifically acknowledges and agrees that the Consultant is presently engaged in (and/or may in the future and during the Term of this Agreement provide) other business activities of a similar or different nature to those provided for in this Agreement with other clients and that it will continue to deliver (and/or make available) such services during the Term of this Agreement.

9. Disclaimer by Consultant;

(a) The Consultant makes no representation to the Corporation or others that:

(i)	its efforts or services will result in any enhancement to Corporation;
(ii)	the price of the Corporation's publicly traded securities will increase;
(iii)	any person will purchase the Corporation's securities; or
(iv)	any investor will lend money and/or invest in or with the Corporation.

(b)	The Consultant has advised the Corporation, and the Corporation acknowledges and understands that the Consultant:

(i)	is in the business of investor/public relations and other related business;
(ii)	in no way claims to be an investment advisor and/or stock or securities broker;
(iii)	is not licensed as a stock or securities broker;
(iv)	is not in the business of selling such stock or securities or advising as to the investment viability or worth of such stocks or securities.

10. Limitation on use of Non-Public Information by Consultant

The Corporation acknowledges and agrees that it is the responsibility of the Corporation to comply with the disclosure obligations of companies with publicly traded securities in the United States of America and to obtain counsel as to what information shall be disclosed publicly or to the Consultant. However, the Consultant acknowledges that in its capacity as a consultant for the Corporation, it may obtain confidential information about the Corporation’s business, affairs or financial condition, which the Corporation does not wish to make available generally to the investor public. The Consultant therefore agrees not to include any information which is not generally available to the investor public (whether such information is made available through press releases or otherwise) in any materials published or disseminated by the Consultant without first obtaining the Corporation’s prior written consent. For greater clarity, the Consultant shall be free to disseminate and/or publish any and all information relating to the Corporation which is generally available to the investor public…

11. INDEMNIFICATION FOR SECURITIES LAWS VIOLATIONS

The Corporation agrees to indemnify and hold harmless the Consultant and each officer, director and controlling person of the Consultant against any losses, claims, damages, liabilities and/or expenses (including any legal or other expenses reasonably incurred in investigating or defending any action or claim in respect thereof) to which the Consultant or such officer, director or controlling person may become subject under the Securities Act of 1933 as amended or the Securities Exchange Act of 1934 as amended, because of actions of the Corporation or its agent, the Corporation’s material publicly available to the Consultant, or materials provided to Consultant by Corporation for use by Consultant in its performance under this Agreement.

The Consultant agrees to indemnify and hold harmless the Corporation and each officer, director and controlling person of the Corporation against any losses, claims, damages, liabilities and/or expenses (including any legal or other expenses reasonably incurred in investigating or defending any action or claim in respect thereof) to which the Corporation or such officer, director or controlling person may become subject under the Securities Act of 1933 as amended or the Securities Exchange Act of 1934 as amended, because of actions of the Consultant or its agent in violation of the terms of this Agreement and applicable securities laws, provided that this indemnity shall not apply insofar as the losses, claims, liabilities and/or expenses result from material made publicly available by the Corporation, or materials provided to Consultant by Corporation for use by Consultant in its performance under this Agreement.

12. DAMAGE LIMITATION

In no event shall the Consultant be liable to the Corporation, or any officer, director or controlling person thereof, for or be required to indemnify the Corporation, or any officer, director or controlling person thereof, for an amount greater than the amount of the compensation earned by the Consultant under this Agreement up to the date of the breach, except to the extent (if any) that the Corporation’s, or officer’s, director’s or controlling person’s losses, costs, damages, expenses or liabilities arise from the gross negligence or willful misconduct of the Consultant.

13. Corporation’s Covenants, Representations, Warranties and Obligations

The Corporation

(a)	agrees to pay and/or deliver the compensation to the Consultant pursuant to section 3 hereof;

(b)
covenants and agrees to provide to the Consultant all information and documentation pertaining to the Corporation that is reasonably necessary for the Consultant to perform its services hereunder; provided that the Corporation shall not be obligated to furnish any material non-public information,

(c)
covenants, represents and warrants that all information and documentation provided to the Consultant herein, and provided to the public generally, will be timely, and complete and accurate to the best of the Corporation’s information, knowledge and belief at the time it is provided. The Corporation shall immediately notify the Consultant in the event of any material change in respect of such information or documentation which has been provided to the Consultant by the Corporation and which change makes or is likely to make such information misleading in any material respect;

(d)	shall use reasonable efforts to make its senior executives available to the Consultant on a regular basis, and as may be required by the Consultant;

(e)	acknowledges and agrees that any reports and documents prepared by the Consultant for the Corporation shall contain a disclaimer with respect to liability of the Consultant to members of the public;

(d)	shall make reasonable efforts to cooperate on a timely basis with the Consultant to enable the Consultant to perform its duties and obligations under this Agreement;

(e)
warrants and represents that to the extent necessary the execution and performance of this Agreement by the Corporation has been duly authorized by the Board of Directors of Corporation in accordance with applicable law, and, to the extent required, by the, requisite number of shareholders of Corporation;

(f)
warrants and represents that the performance by the Corporation of this Agreement will not violate any applicable court decree or order, law or regulation, nor will it violate any provision of the organizational documents and/or bylaws of the Corporation or any existing contractual obligation by which Corporation is bound;

(g)
shall, if required by the Consultant, review materials submitted to it by the Consultant in a timely manner, and shall inform the Consultant of any material inaccuracies contained therein within a reasonable time prior to the projected or known publication or dissemination date;

14. Further Assurances

Each of the Parties covenants that they will do all such acts and execute all such further documents, consents and authorizations, and the like, and will cause the doing of all such acts and will cause the execution of all such further documents as are within its power to cause the doing or execution of, all as may be reasonably required to consummate the transactions contemplated under this Agreement, and/or as may be reasonably necessary or desirable to effect the purpose of this Agreement and to carry out the provisions herein, and/or as may be reasonably required to better or more properly or fully evidence or give effect to the transactions contemplated under this Agreement.

15. Notices

Any notice, communication, payment or demand required or permitted to be given or made hereunder (hereinafter a “Notice”) shall be sufficiently given or made for all purposes if delivered personally to the Party or to an officer of the Party to whom the same is directed or if sent by certified first class mail within, postage prepaid, return receipt requested, or if transmitted by telecommunications facilities, at the addresses as set forth below, namely:

if to the Consultant: Bristol Investor Relations, a division of
Bristol Capital Ltd.
47 Vivaldi Drive
Thornhill, Ontario L4J 8Z5
Fax No. (905) 326-1888
Attention: Glen Akselro d

if to the Corporation: BrandPartners Group, Inc.
10 Main Street
Rochester, NH 03839
Phone: (603) 335-1400
Attention: James Brooks

All such Notices shall be deemed to have been received when delivered or transmitted, or, if mailed, on the day actually delivered.

16. Governing Law

This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York, without giving effect to the principles of conflict of laws .

17. Dispute Resolution

Any disputes between the Parties arising out of, connected to, or relating to this Agreement and its formation, breach, performance, interpretation and application shall be settled by arbitration in accordance with the applicable rules of the arbitration laws of the State of New York. Judgment on the award of the board of arbitrators may be entered in any court having jurisdiction thereof in accordance with the laws of the State of New York..

18. Independent Legal Advice

The Parties each acknowledge having obtained their own independent legal advice with respect to the terms of this Agreement prior to its execution.

19. Waiver

No waiver by any Party of a breach of any of the covenants, conditions and provisions herein contained shall be effective or binding upon such Party unless the same shall be expressed in writing and any waiver so expressed shall not limit or affect such Party's rights with respect to any other future breach. No other course of dealing between the Parties or any delay in exercising any rights hereunder will operate as a waiver of any rights of either Party under this Agreement.

20. Headings

The headings of the sections of this Agreement are inserted for convenience only and do not constitute part of this Agreement.

21. Successors and Assigns

This Agreement shall be binding upon and enure to the benefit of the Parties hereto and their respective heirs, executors, administrators, successors and assigns. This Agreement is not assignable by either Party without the express prior written consent of the other Party.

22. Gender and Number

All words and personal pronouns relating thereto shall be read and construed as the number and gender of the Party or Parties referred to in each case require and the verb shall be construed as agreeing with the required word and pronoun.

23. Severability

If any covenant or provision contained herein is determined to be, in whole or in part, invalid or unenforceable by reason of any rule of law or public policy, such invalidity or unenforceability shall not affect the validity or enforceability of any other covenant or provision contained herein and, in the case of partial invalidity or unenforceability of a covenant or provision, such partial invalidity or unenforceability shall not affect the validity or enforceability of the remainder of such covenant or provision, and such invalid or unenforceable covenant or provision or portion thereof, as the case may be, shall be severable from the remainder of this Agreement.

24. Final Agreement and Amendments

This Agreement expresses the final agreement among the Parties hereto with respect to all matters herein and no representations, inducements, promises or agreements or otherwise among the Parties not embodied herein shall be of any force and effect. This Agreement shall not be altered, amended or qualified except by a memorandum in writing, signed by all of the Parties hereto, and any alteration, amendment or qualification thereof shall be null and void and shall not be binding upon any such Party unless made and recorded as aforesaid.

25. Execution in Counterparts and Fascimile

This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same instrument. In addition, the fully executed faxed version of this Agreement shall be construed by all parties hereto as an original version of the said Agreement.

IN WITNESS WHEREOF the parties have affixed their respective corporate seals, attested by the hands of their respective officers duly authorized in that behalf as of the date first written above.

SIGNED, SEALED AND DELIVERED	)
In the presence of:	)	BRISTOL INVESTOR RELATIONS, a
	)	division of BRISTOL CAPITAL LTD.
)
)
[witnesses]	)	Per: ___________________
	)	Name: Glen Akselrod
	)	Title: President
	)	I have authority to bind the Corporation
)
)
	)	BrandPartners Group, Inc.
)
)
	)	Per: _____________________
)
	)	Name: James Brooks
	)	Title: Chief Executive Officer and Director
	)	I have authority to bind the Corporation